UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ASHFORD HOSPITALITY PRIME, INC.

(Name of the Registrant as Specified in its Charter)

SESSA CAPITAL (MASTER), L.P.

SESSA CAPITAL GP, LLC

SESSA CAPITAL IM, L.P.

SESSA CAPITAL IM GP, LLC

JOHN E. PETRY

LAWRENCE A. CUNNINGHAM

PHILIP B. LIVINGSTON

DANIEL B. SILVERS

CHRIS D. WHEELER

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ASHFORD HOSPITALITY PRIME, INC.

__________________________

SUPPLEMENT TO PROXY STATEMENT

OF

SESSA CAPITAL

_________________________

PLEASE SIGN, DATE AND MAIL THE WHITE PROXY CARD TODAY

The following supplements the definitive proxy statement, dated February 26, 2016 (the “Proxy Statement”), filed with the Securities and Exchange Commission on Schedule 14A by Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, and the nominees named therein in connection with the solicitation of proxies from the stockholders of Ashford Hospitality Prime, Inc. (the “Company”) in respect of the 2016 annual meeting of the Company’s stockholders, including any adjournments or postponements thereof and any meeting called in lieu thereof (the “Annual Meeting”).

Except as described in this document, the information provided in the Proxy Statement continues to apply and this supplement should be read in conjunction with the Proxy Statement. To the extent the following information differs from, updates or conflicts with information contained in the Proxy Statement, the supplemental information below is more current. If you need another copy of the Proxy Statement, please contact Innisfree M&A Incorporated. (“Innisfree”), the proxy solicitor assisting us in connection with the Annual Meeting. To contact Innisfree, stockholders may call toll-free at (888) 750-5834, and banks and brokers may call collect at (212) 750-5833.

Supplemental Disclosures

In connection with Philip B. Livingston’s recent acceptance of a part time position and Daniel B. Silver’s recent appointment to a public company board, Sessa Capital is supplementing and replacing the biographical information for Mr. Livingston and Mr. Silvers under the heading “Proposal No. 1: Election of Directors – Nominees” on pages 7 and 8 of the Proxy Statement, as follows:

Philip Livingston, age 59, commenced a part time position as Chief Operating Officer of UASUSA, LLC, a manufacturer of unmanned aircraft systems based in Longmont, Colorado, in March 2016. Prior to that time, he was the Chief Executive Officer and a director of Ambassadors Group, Inc., a provider of educational travel experiences and online educational research materials, from May 2014 to October 2015. Prior to joining Ambassadors Group, Mr. Livingston was Chief Executive Officer of LexisNexis Web Based Marketing Solutions, a provider of software applications and marketing services for the legal industry, until October 2013. He joined LexisNexis in April 2009 as Senior Vice President of Practice Management and served in executive management positions from April 2009 to October 2013. In the past, Mr. Livingston served as Chief Financial Officer for Celestial Seasonings, Inc., Catalina Marketing Corporation and World Wrestling Entertainment. From 1999 to 2003, he served as President of Financial Executives International, one of the leading professional associations of chief financial officers and controllers. In that role, he led the organization’s support of regulatory and corporate governance reforms culminating in the Sarbanes-Oxley Act. Mr. Livingston earned a B.A. in Business Management and a B.S. in Government and Politics from the University of Maryland and a M.B.A. from the University of California, Berkeley. Mr. Livingston currently serves as a director of Ambassadors Group and Rand Worldwide, Inc. In the past, he has served on numerous public and private company boards, including Broadsoft Corporation, Nexsan Technologies, Insurance Auto Auction, Cott Corporation, MSC Software, Approva Corporation, QLT, Inc., Catalina Marketing Corporation, Intrado Corporation, Senesco Technologies, Inc. (now known as Sevion Therapeutics, Inc.), SITO Mobile and Seitel Inc. He is a current member of the American Institute of CPAs (AICPA). He previously served as a public company audit committee chair. He previously served on the Financial Accounting Standards Board Advisory Council and the Standards Advisory Council of the International Accounting Standards Board. He also served on the AICPA CPA Board of Examiners that oversees the CPA exam for U.S. state boards of accountancy. We believe that Mr. Livingston’s experience in public company leadership and corporate finance makes him well-qualified to serve as a director of the Company.

Daniel B. Silvers, age 39, has served as the Founder and Managing Member of Matthews Lane Capital Partners LLC, an investment firm, since June 2015. From March 2009 to June 2015, Mr. Silvers served as President of SpringOwl Asset Management LLC (including predecessor entities), an investment management firm. From April 2009 to October 2010, Mr. Silvers also served as President of Western Liberty Bancorp, an acquisition-oriented holding company that acquired and recapitalized a community bank in Las Vegas, Nevada. Mr. Silvers joined a predecessor of SpringOwl from Fortress Investment Group, a leading global alternative asset manager, where he worked from 2005 to 2009 as Vice President. Prior to joining Fortress, Mr. Silvers was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co., Inc. from 1999 to 2005. Mr. Silvers currently serves on the boards of directors of Forestar Group Inc. and India Hospitality Corp. and, in March 2016, was appointed to the board of PICO Holdings, Inc., a diversified holding company, including the Compensation Committee, Corporate Governance and Nominating Committee and Strategy Committee of PICO’s board. He has previously served on the boards of directors of International Game Technology, Universal Health Services, Inc. and bwin.party digital entertainment plc. In 2015, Mr. Silvers was featured in the National Association of Corporate Directors’ “A New Generation of Board Leadership: Directors Under Age 40” list of emerging corporate directors. Mr. Silvers holds a B.S. in Economics and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. He has also received a Corporate Governance certification through the Director Education & Certification Program at the UCLA Anderson School of Management. We believe that Mr. Silvers’ experience in the hospitality sector, corporate finance, capital allocation, capital markets and public company governance make him well-qualified to serve as a director of the Company.

March 21, 2016